As filed with the Securities and Exchange Commission on April 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First US Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	63-0843362
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

UNITED SECURITY BANCSHARES, INC.

NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

James F. House

President and Chief Executive Officer

First US Bancshares, Inc.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

Margaret J. Cornelius

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

Suite 1700

Birmingham, Alabama 35203

(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share, of First US Bancshares, Inc.	200,000 shares	$9.91	$1,982,000.00	$217

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an undetermined number of shares of common stock, par value $0.01 per share (the “Common Stock”), of First US Bancshares, Inc. (the “Registrant”) that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

(2)

Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based of the average of the high and low sales prices of the Registrant’s Common Stock reported on the NASDAQ Global Select Market as of a date (April 23, 2021) within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by First US Bancshares, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register 200,000 shares of common stock, par value $0.01 per share (the “Common Stock”), that may be issued to satisfy the unsecured deferred compensation obligations (the “Obligations”) of the Company under the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan, as amended (the “Plan”). The Company previously filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-112127) on January 23, 2004 registering shares of Common Stock issuable to satisfy Obligations under the Plan (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 15, 2021;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission after the fiscal year ended December 31, 2020; and

•

The Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or report filed for the purposes of updating such description.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

Additionally, all reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are furnished as part of this Registration Statement:

Exhibit No.    Item

4.1

Certificate of Incorporation of United Security Bancshares, Inc. (incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-14549), filed on November 12, 1999)

4.2

Certificate of Amendment to the Certificate of Incorporation of United Security Bancshares, Inc., effective as of October 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-14549), filed on October 11, 2016)

4.3

Bylaws of First US Bancshares, Inc., effective as of October 11, 2016 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-14549), filed on October 11, 2016)

4.4

United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K (File No. 000-14549), filed on March 12, 2004)

4.5

Amendment One to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan dated December 18, 2008 (incorporated by reference to Exhibit 10.22A to the Registrant’s Annual Report on Form 10-K (File No. 000-14549), filed on March 16, 2009)

4.6

Amendment Two to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan dated December 30, 2010 (incorporated by reference to Exhibit 10.22B to the Registrant’s Annual Report on Form 10-K (File No. 000-14549), filed on March 15, 2011)

5.1 #	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

23.1 #	Consent of Carr, Riggs & Ingram, LLC, independent registered public accounting firm

23.2 #	Consent of Maynard, Cooper & Gale, P.C. (contained in Exhibit 5.1 to this Registration Statement)

24.1 #	Powers of Attorney (included on the signature pages to this Registration Statement)

#	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 28, 2021.

FIRST US BANCSHARES, INC.

By:	/s/ James F. House
Name: James F. House
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. House his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of April, 2021.

Signature	Title
/s/ James F. House	President, Chief Executive Officer and Director (Principal Executive Officer)
James F. House

/s/ Thomas S. Elley	Vice President, Treasurer, Assistant Secretary, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
Thomas S. Elley

/s/ Andrew C. Bearden	Director
Andrew C. Bearden

/s/ Robert Stephen Briggs	Director
Robert Stephen Briggs

/s/ Sheri S. Cook	Director
Sheri S. Cook

/s/ John C. Gordon	Director
John C. Gordon

Signature	Title

/s/ David P. Hale	Director
David P. Hale

/s/ William G. Harrison	Director
William G. Harrison

/s/ J. Lee McPhearson	Director
J. Lee McPhearson

/s/ Jack W. Meigs	Director
Jack W. Meigs

/s/ Aubrey S. Miller	Director
Aubrey S. Miller

/s/ Donna D. Smith	Director
Donna D. Smith

/s/ Bruce N. Wilson	Director
Bruce N. Wilson